EXHIBIT 99.1:  CERTIFICATION PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               (18 U.S.C. section 1350)


In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies that to his respective knowledge:

1. The Annual Report on Form 10-K/A for the year ending September 28, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and result operations of the Company.

Dated as of February 3, 2003


/s/ Philippe Lemaitre
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Philippe Lemaitre
President and Chief Executive Officer


/s/ Robert H. Fisher
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Robert H. Fisher
Vice President, Finance and Chief Financial Officer